EXHIBIT 99.1

UPDATE - Spirit of Texas Bancshares, Inc. Reports Fourth Quarter 2018 Financial Results

CONROE, Texas, Feb. 04, 2019 (GLOBE NEWSWIRE) -- Spirit of Texas Bancshares, Inc. (NASDAQ: STXB) (“Spirit” or the “Company”), the bank holding company for Spirit of Texas Bank, SSB, today reported its results for the fourth quarter ended December 31, 2018.

Fourth Quarter 2018 Financial and Operational Highlights

  Net income increased to $2.5 million compared to $523 thousand for the fourth quarter of 2017. Adjusted net income(1) was $3.8 million, which excluded $1.3 million of after-tax, merger-related expenses.
  Diluted earnings per share was $0.22 compared to $0.07 for the fourth quarter of 2017.  Adjusted diluted earnings per share(1) was $0.33, which excluded $1.3 million of after-tax, merger-related expenses.
  Reported and tax equivalent net interest margin(1) were 4.59% and 4.62%, respectively.
  Organic deposit growth of $12.7 million or 5.8% annualized.
  Organic loan growth of $22.6 million or 9.4% annualized.
  Return on average assets was 0.78% annualized for the fourth quarter of 2018 including merger-related expenses.
  At December 31, 2018, book value per share was $16.42 and tangible book value per share(1) was $14.12.
  At December 31, 2018, total stockholders’ equity to total assets was 13.54% and tangible equity to tangible assets(1) was 11.87%.
  Completed the acquisition of Comanche National Corporation and its subsidiary, The Comanche National Bank (together “Comanche”), on November 14, 2018. The combined organization has 23 branches and has total assets of $1.5 billion.
  On November 27, 2018, announced the definitive agreement to acquire First Beeville Financial Corporation and its wholly-owned subsidiary, The First National Bank of Beeville (together, “Beeville”).

Dean Bass, Spirit of Texas Bancshares’ Chairman and Chief Executive Officer, stated, “The fourth quarter was a strong finish to an outstanding year for Spirit of Texas Bank. We are pleased with our banking metrics, which were particularly favorable when compared to the fourth quarter of 2017. We are adding quality clients that are driving growth in both our loan and deposit portfolios, and the Texas markets we serve remain strong.  We expect to see margin expansion going forward as the investment securities portfolio continues to pay down and the funds are reinvested in the higher yielding loan portfolio.

“The completion of The Comanche National Bank acquisition in November and our pending acquisition of First Beeville Financial Corporation and its bank subsidiary, The First National Bank of Beeville, gives us confidence that we will maintain our strong performance into 2019 and continue to build long-term shareholder value,” Mr. Bass concluded.

Comanche National Bank Acquisition

On November 14, 2018, the Company closed its previously announced acquisition of Comanche in a cash and stock transaction.  The closing consideration consisted of approximately $12.2 million in cash and 2,142,857 shares of Spirit’s common stock. Under the terms of the Agreement and Plan of Merger, each outstanding share of Comanche was converted into the right to receive $30.67 in cash and approximately 5.37 shares of Spirit common stock, plus cash in lieu of any resulting fractional shares.  Spirit and Comanche offices and services are expected to be integrated during the first quarter of 2019.  The transaction added approximately $350 million in total assets with eight branches in attractive deposit markets, including markets that complement Spirit’s Tarrant County operations and provide for future “fill-in” opportunities.

Pending First Beeville Financial Corporation Acquisition

On November 27, 2018, the Company entered into a definitive agreement to acquire all of the outstanding stock of First Beeville Financial Corporation and its wholly-owned subsidiary, The First National Bank of Beeville, a community bank headquartered in Beeville, Texas, for (i) $32,375,000 in cash and (ii) 1,579,268 shares of Spirit common stock (each subject to adjustment as described in the definitive agreement). Based on the closing price of $19.81 for Spirit common stock on November 26, 2018, the transaction would have an aggregate value of $63.7 million.

The Company believes this transaction, if completed on the terms contemplated, will complement the Company's footprint. The transaction has been approved by the boards of directors of both companies and is expected to close in the second quarter of 2019, subject to customary conditions, including regulatory and shareholder approval.

Loan Portfolio and Composition

During the year, the loan portfolio, gross of the allowance for loan losses, grew to $1.09 billion as of December 31, 2018, an increase of 14.6% from $954.1 million as of September 30, 2018 and 25.8% from $869.1 million as of December 31, 2017.  Loan growth during the quarter was primarily driven by the $116.2 million obtained through the Comanche acquisition.

Asset Quality

The provision for loan losses recorded for the fourth quarter of 2018 was $700 thousand. The provision for loan losses served to increase the allowance to $6.3 million, or 0.58% of the $1.09 billion in loans outstanding. The nonperforming loans to loans held for investment ratio as of December 31, 2018 increased to 0.46% from 0.39% at September 30, 2018, and 0.41% at December 31, 2017. Annualized net charge-offs were 22 basis points for the fourth quarter of 2018.

Deposits and Borrowings

Deposits totaled $1.18 billion as of December 31, 2018, an increase of 35.5% from $872.6 million as of September 30, 2018 and 41.6% from $835.4 million as of December 31, 2017.  Demand deposits increased $49.1 million, or 23.6%, from September 30, 2018 and $80.1 million, or 45.3%, from December 31, 2017. Deposit growth during the fourth quarter 2018 was primarily driven by the $297.3 million obtained through the Comanche acquisition. Demand deposits represent 21.7% of total deposits as of December 31, 2018, compared to 23.8% as of September 30, 2018 and 21.2% as of December 31, 2017. The average cost of deposits were 101 basis points for the fourth quarter of 2018, representing a 21 basis point increase from the fourth quarter of 2017 and a one basis point decrease from the third quarter of 2018.

Net Interest Margin and Net Interest Income

The net interest margin for the fourth quarter of 2018 was 4.59%, an increase of 38 basis points from the fourth quarter of 2017 and a decrease of one basis point from the third quarter of 2018. The tax equivalent net interest margin for the fourth quarter of 2018 was 4.62%, an increase of 32 basis points from the fourth quarter of 2017 and a decrease of 3 basis points from the third quarter of 2018.  The increase from the prior year period was due primarily to the impact of higher interest rates. The slight decrease from the third quarter of 2018 was due to the increase in the average balance of the lower yielding investment securities portfolio obtained through the Comanche acquisition.  The Company expects to see margin expansion going forward as the investment securities portfolio continues to pay down and the funds are reinvested in the higher yielding loan portfolio. Legacy Spirit of Texas Bank, SSB net interest margin for the fourth quarter of 2018 was 4.76%, an increase of 11 basis points from the third quarter of 2018.

Net interest income totaled $13.9 million for the fourth quarter of 2018, an increase of 37.8% from $10.1 million for the fourth quarter of 2017.  Interest income totaled $16.9 million for the fourth quarter of 2018, an increase of 37.7% from $12.3 million in the same period in 2017.  Interest and fees on loans increased by $3.9 million, or 33.0%, from the fourth quarter of 2017 due to organic and acquired growth in the loan portfolio and the impact of an increase in interest rates. Interest expense was $3.1 million for the fourth quarter of 2018, an increase of 36.9% from $2.2 million in the prior year period. The increase from the fourth quarter of 2017 was primarily due to an increase in the rate paid on interest-bearing liabilities of 20 basis points and the growth in the deposit base from the Comanche acquisition.

Noninterest Income and Noninterest Expense

Noninterest income totaled $3.0 million for the fourth quarter of 2018, compared to $1.9 million for the fourth quarter of 2017. The primary components of noninterest income in the quarter were gain on sales of loans, net, SBA loan servicing fees and service charges and fees of $1.2 million, $1.0 million and $649 thousand, respectively. Noninterest expense totaled $13.6 million for the fourth quarter of 2018, an increase of 43.5% from $9.5 million in the prior year period. This increase was primarily driven by expenses related to the Comanche acquisition and the proposed Beeville acquisition, which is pending Beeville shareholder and regulatory approval.

The Efficiency Ratio was 80.36% for the fourth quarter 2018, including $1.3 million of after-tax merger related expenses, compared to 79.00% for the fourth quarter of 2017.

_______________________________________________________

  Adjusted Net Income, Adjusted Diluted Earnings Per Share, Tax Equivalent Net Interest Margin, Tangible Book Value Per Share, and Tangible Equity to Tangible Assets Ratio are all non-GAAP measures. Spirit believes that for Adjusted Net Income and Adjusted Basic and Diluted Earnings Per Share, the adjustments made to net income allow investors and analysts to better assess its basic and diluted earnings per common share by removing the volatility that is associated with merger related expenses that are unrelated to its core business.  In Spirit’s judgment, regarding Tax Equivalent Net Interest Margin, the fully tax equivalent basis is the preferred industry measurement basis for net interest margin and that it enhances comparability of net interest income arising from taxable and tax-exempt sources.  Regarding Tangible Book Value Per Share and Tangible Equity To Tangible Assets, Spirit believes that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per share exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing total book value while not increasing its tangible book value.  The non-GAAP financial measures that we discuss in this news release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we discuss in this news release may differ from that of other banking organizations reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures we have discussed in this news release when comparing such non-GAAP financial measures. Please see a reconciliation to the nearest respective GAAP measures at the end of this news release.

Conference Call

Spirit of Texas Bancshares has scheduled a conference call to discuss its fourth quarter and fiscal year 2018 results, which will be broadcast live over the Internet, on Thursday, January 31, 2018 at 10:00 a.m. Eastern Time / 9:00 a.m. Central Time. To participate in the call, dial 201-389-0867 and ask for the Spirit of Texas call at least 10 minutes prior to the start time, or access it live over the Internet at http://ir.sotb.com/events-presentations.  For those who cannot listen to the live call, a replay will be available through February 7, 2018 and may be accessed by dialing 201-612-7415 and using pass code 13686482#. Also, an archive of the webcast will be available shortly after the call at http://ir.sotb.com/events-presentations for 90 days.

About Spirit of Texas Bancshares, Inc.

Spirit of Texas Bancshares, Inc., through its wholly owned subsidiary, Spirit of Texas Bank, SSB, provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals.  Spirit of Texas Bank, SSB operates in the Houston, Dallas/Fort Worth and Bryan/College Station metropolitan areas.  Please visit https://www.sotb.com for more information.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”).  Words such as “expects,” “believes,” “estimates,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans, “seeks,” and variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical fact.  These statements are based on current expectations, estimates, forecasts and projections and management assumptions about the future performance of each of Spirit, Beeville and the combined company, as well as the businesses and markets in which they do and are expected to operate.  These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess.  The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:  (1) the businesses of Spirit and Beeville may not be combined successfully, or such combination may take longer to accomplish than expected; (2) the cost savings from the transaction may not be fully realized or may take longer to realize than expected; (3) operating costs, customer loss and business disruption following the transaction, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the transaction may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the transaction; (5) Beeville’s shareholders may not approve the transaction; (6) adverse governmental or regulatory policies may be enacted; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) continued diversification of assets and adverse changes to credit quality; (9) difficulties associated with achieving expected future financial results; (10) competition from other financial services companies in Spirit’s and Beeville’s respective markets; or (11) an economic slowdown that would adversely affect credit quality and loan originations.

For a more complete list and description of such risks and uncertainties, refer to Spirit’s Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission (the “SEC”) on April 26, 2018 and its related prospectus, filed with the SEC on May 4, 2018, as well as other filings made by Spirit with the SEC. Copies of such filings are available for download free of charge from the Investor Relations section of Spirit’s website at www.sotb.com.

Any forward-looking statement made by Spirit in this press release speaks only as of the date on which it is made.  Factors or events that could cause Spirit’s actual results to differ may emerge from time to time, and it is not possible for Spirit to predict all of them.  Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Spirit disclaims any intention or obligation to update any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

No Offer or Solicitation

This press release does not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation or an offer to buy any securities.  There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirement of Section 10 of the Securities Act.

Additional Information about the Transaction and Where to Find It

This communication is being made with respect to the proposed transaction involving Spirit and Beeville.  This material is not a solicitation of any vote or approval of Beeville’s shareholders and is not a substitute for the proxy statement/prospectus or any other documents that Beeville may send to its shareholders in connection with the proposed transaction.  This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

In connection with the proposed transaction, Spirit filed with the SEC on January 10, 2019, a Registration Statement on Form S-4 (File No. 333-229183)(the “Registration Statement”) that included a proxy statement of Beeville and a prospectus of Spirit, as well as other relevant documents concerning the proposed transaction.  Before making any voting or investment decisions, investors and shareholders are urged to read carefully the Registration Statement and the proxy statement/prospectus regarding the proposed transaction, as well as any other relevant documents filed with the SEC and any amendments or supplements to those documents, because they will contain important information.  Beeville will mail the proxy statement/prospectus to its shareholders.  Beeville’s shareholders are also urged to carefully review and consider Spirit’s public filings with the SEC, including, but not limited to, its Registration Statement on Form S-1, as amended, filed with the SEC on April 26, 2018 and its related prospectus, filed with the SEC on May 4, 2018, its proxy statement, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K.  Copies of the Registration Statement and proxy statement/prospectus and other filings incorporated by reference therein, as well as other filings containing information about Spirit, may be obtained as they become available at the SEC’s Internet site (http://www.sec.gov).  You will also be able to obtain these documents, free of charge, from Spirit at www.sotb.com.

Participants in the Transaction

Spirit, Beeville and certain of their respective directors and executive officers, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of Beeville’s shareholders in connection with the proposed transaction.  Information about the directors and executive officers of Spirit and their ownership of Spirit common stock is set forth in the Registration Statement.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction. Free copies of this document may be obtained as described in the preceding paragraph.

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Consolidated Statements of Income
(Unaudited)

	For the Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
	(Dollars in thousands, except per share data)
Interest income:
Interest and fees on loans	$15,817	$13,901	$13,078	$12,291	$11,896
Interest and dividends on investment securities	897	202	195	214	201
Other interest income	208	173	215	148	195
Total interest income	16,922	14,276	13,488	12,653	12,292
Interest expense:
Interest on deposits	2,613	2,197	1,941	1,731	1,689
Interest on FHLB advances and other borrowings	447	389	465	541	546
Total interest expense	3,060	2,586	2,406	2,272	2,235
Net interest income	13,862	11,690	11,082	10,381	10,057
Provision for loan losses	700	486	635	339	671
Net interest income after provision for loan losses	13,162	11,204	10,447	10,042	9,386
Noninterest income:
Service charges and fees	649	462	419	357	406
SBA loan servicing fees	1,026	529	548	624	416
Mortgage referral fees	97	160	208	156	103
Gain on sales of loans, net	1,236	1,369	1,041	1,474	974
Other noninterest income	23	47	87	(23)	17
Total noninterest income	3,031	2,567	2,303	2,588	1,916
Noninterest expense:
Salaries and employee benefits	7,988	6,623	6,043	6,858	5,564
Occupancy and equipment expenses	1,479	1,279	1,221	1,236	1,381
Professional services	1,806	624	314	311	686
Data processing and network	340	302	321	313	367
Regulatory assessments and insurance	307	266	266	255	235
Amortization of intangibles	390	176	175	176	176
Advertising	81	83	102	115	120
Marketing	154	115	121	118	180
Telephone expense	82	120	114	98	84
Other operating expenses	949	693	704	646	666
Total noninterest expense	13,576	10,281	9,381	10,126	9,459
Income before income tax expense	2,617	3,490	3,369	2,504	1,843
Income tax expense	104	719	688	491	1,320
Net income	$2,513	$2,771	$2,681	$2,013	$523

Earnings per common share:
Basic	$0.23	$0.28	$0.30	$0.27	$0.07
Diluted	$0.22	$0.27	$0.29	$0.27	$0.07

Weighted average common shares outstanding:
Basic	10,994,467	9,792,032	8,851,446	7,348,992	7,280,183
Diluted	11,450,552	10,360,301	9,306,029	7,543,606	7,566,344

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Consolidated Balance Sheets
(Unaudited)

	As of
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
	(Dollars in thousands)
Assets:
Cash and due from banks	$22,664	$18,212	$17,181	$18,786	$19,054
Interest-bearing deposits in other banks	66,351	25,926	35,805	33,509	38,895
Total cash and cash equivalents	89,015	44,138	52,986	52,295	57,949
Time deposits in other banks	-	245	245	245	245
Investment securities:
Available for sale securities, at fair value	179,461	33,449	34,519	35,802	37,243
Total investment securities	179,461	33,449	34,519	35,802	37,243
Loans held for sale	3,945	5,500	7,715	4,530	3,814
Loans:
Loans held for investment	1,092,940	954,074	917,521	882,101	869,119
Less: allowance for loan and lease losses	(6,286)	(6,156)	(6,015)	(5,727)	(5,652)
Loans, net	1,086,654	947,918	911,506	876,374	863,467
Premises and equipment, net	54,086	46,135	44,945	43,343	42,189
Accrued interest receivable	4,934	3,715	3,195	3,115	3,466
Other real estate owned and repossessed assets	782	289	289	268	21
Goodwill	19,365	4,485	4,485	4,485	4,485
Core deposit intangible	8,558	2,959	3,135	3,311	3,486
SBA servicing asset	3,965	3,561	3,521	3,512	3,411
Deferred tax asset, net	209	1,667	1,616	1,588	1,480
Bank-owned life insurance	7,401	483	482	480	479
Federal Home Loan Bank and other bank stock, at cost	5,304	4,861	4,830	4,802	4,812
Other assets	4,290	2,806	3,207	5,328	3,751
Total assets	$1,467,969	$1,102,211	$1,076,676	$1,039,478	$1,030,298
Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Transaction accounts:
Noninterest-bearing	$256,784	$207,727	$183,618	$178,457	$176,726
Interest-bearing	378,822	222,245	220,087	235,831	250,491
Total transaction accounts	635,606	429,972	403,705	414,288	427,217
Time deposits	547,042	442,638	440,978	426,675	408,151
Total deposits	1,182,648	872,610	844,683	840,963	835,368
Accrued interest payable	702	475	431	424	407
Short-term borrowings	12,500	10,000	15,000	15,000	15,000
Long-term borrowings	67,916	64,961	66,191	75,203	76,411
Other liabilities	5,407	3,272	2,385	4,909	3,973
Total liabilities	1,269,173	951,318	928,690	936,499	931,159
Stockholders' Equity:
Preferred stock	-	-	-	-	-
Common stock	169,939	127,541	127,344	84,952	82,615
Retained earnings	27,003	24,490	21,719	19,038	17,025
Accumulated other comprehensive income (loss)	1,854	(1,138)	(1,077)	(1,011)	(501)
Total stockholders' equity	198,796	150,893	147,986	102,979	99,139
Total liabilities and stockholders' equity	$1,467,969	$1,102,211	$1,076,676	$1,039,478	$1,030,298

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Loan Composition
(Unaudited)

	As of
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
	(Dollars in thousands)
Loans:
Commercial and industrial loans (1)	$173,892	$159,776	$149,988	$137,400	$135,040
Real estate:
1-4 single family residential loans	275,644	244,633	238,606	238,382	232,510
Construction, land and development loans	159,734	155,778	152,558	143,646	139,470
Commercial real estate loans (including multifamily)	397,953	324,212	305,405	289,571	285,731
Consumer loans and leases	24,378	18,174	19,588	20,824	22,736
Municipal and other loans	61,339	51,501	51,376	52,278	53,632
Total loans held in portfolio	$1,092,940	$954,074	$917,521	$882,101	$869,119

(1) Balance includes $76.9 million, $75.9 million, $72.4 million, $70.1 million and $67.1 million of the unguaranteed portion of SBA loans as of December 31, 2018, September 30, 2018, June 30, 2018, March 31, 2018 and December 31, 2017, respectively.

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Deposit Composition
(Unaudited)

	As of
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
	(Dollars in thousands)
Deposits:
Noninterest-bearing demand deposits	$256,784	$207,727	$183,618	$178,457	$176,726
Interest-bearing demand deposits	124,933	-	-	-	-
Interest-bearing NOW accounts	7,961	7,865	7,404	9,475	7,318
Savings and money market accounts	245,928	214,380	212,683	226,356	243,173
Time deposits	547,042	442,638	440,978	426,675	408,151
Total deposits	$1,182,648	$872,610	$844,683	$840,963	$835,368

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Average Balances and Yields
(Unaudited)

	Three Months Ended December 31,
	2018			2017
	Average Balance (1)	Interest/ Expense	Annualized Yield/Rate	Average Balance (1)	Interest/ Expense	Annualized Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$19,828	$120	2.40%	$35,656	$167	1.86%
Loans, including loans held for sale (2)	1,045,628	15,817	6.00%	866,798	11,896	5.44%
Investment securities and other	133,669	985	2.92%	46,002	229	1.97%
Total interest-earning assets	1,199,125	16,922	5.60%	948,456	12,292	5.14%
Noninterest-earning assets	84,889			78,149
Total assets	$1,284,014			$1,026,605
Interest-bearing liabilities:
Interest-bearing demand deposits	$78,237	$100	0.51%	$-	$-	0.00%
Interest-bearing NOW accounts	8,521	3	0.15%	8,710	4	0.15%
Savings and money market accounts	221,937	368	0.66%	240,263	357	0.59%
Time deposits	487,811	2,142	1.74%	412,912	1,328	1.28%
FHLB advances and other borrowings	82,716	447	2.14%	86,413	546	2.51%
Total interest-bearing liabilities	879,222	3,060	1.38%	748,298	2,235	1.18%
Noninterest-bearing liabilities and shareholders' equity:
Noninterest-bearing demand deposits	226,976			174,177
Other liabilities	3,281			3,660
Stockholders' equity	174,535			100,470
Total liabilities and stockholders' equity	$1,284,014			$1,026,605
Net interest rate spread			4.22%			3.96%
Net interest income and margin		$13,862	4.59%		$10,057	4.21%
Net interest income and margin (tax equivalent)(3)		$14,076	4.62%		$10,290	4.30%

(1) Average balances presented are derived from daily average balances.
(2) Includes loans on nonaccrual status.
(3) In order to make pretax income and resultant yields on tax-exempt loans comparable to those on taxable loans, a tax-equivalent adjustment has been computed using a federal tax rate of 21% and 34% for the three months ended December 31, 2018 and 2017, respectively.

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Average Balances and Yields
(Unaudited)

	Three Months Ended
	December 31, 2018			September 30, 2018
	Average Balance (1)	Interest/ Expense	Annualized Yield/Rate	Average Balance (1)	Interest/ Expense	Annualized Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$19,828	$120	2.40%	$24,007	$140	2.32%
Loans, including loans held for sale (2)	1,045,628	15,817	6.00%	944,429	13,901	5.84%
Investment securities and other	133,669	985	2.92%	39,056	235	2.38%
Total interest-earning assets	1,199,125	16,922	5.60%	1,007,492	14,276	5.62%
Noninterest-earning assets	84,889			77,988
Total assets	$1,284,014			$1,085,480
Interest-bearing liabilities:
Interest-bearing demand deposits	$78,237	$100	0.51%	$-	$-	0.00%
Interest-bearing NOW accounts	8,521	3	0.15%	7,932	3	0.15%
Savings and money market accounts	221,937	368	0.66%	212,511	338	0.63%
Time deposits	487,811	2,142	1.74%	442,149	1,856	1.67%
FHLB advances and other borrowings	82,716	447	2.14%	77,471	389	1.99%
Total interest-bearing liabilities	879,222	3,060	1.38%	740,063	2,586	1.39%
Noninterest-bearing liabilities and shareholders' equity:
Noninterest-bearing demand deposits	226,976			192,408
Other liabilities	3,281			3,182
Stockholders' equity	174,535			149,827
Total liabilities and stockholders' equity	$1,284,014			$1,085,480
Net interest rate spread			4.22%			4.23%
Net interest income and margin		$13,862	4.59%		$11,690	4.60%
Net interest income and margin (tax equivalent)(3)		$14,076	4.62%		$11,803	4.65%

(1) Average balances presented are derived from daily average balances.
(2) Includes loans on nonaccrual status.
(3) In order to make pretax income and resultant yields on tax-exempt loans comparable to those on taxable loans, a tax-equivalent adjustment has been computed using a federal tax rate of 21% for the three months ended December 31, 2018 and September 30, 2018, respectively.

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures - Diluted Earnings Per Share
(Unaudited)

	As of or for the Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
	(Dollars in thousands, except per share data)
Basic and diluted earnings per share - GAAP basis:
Net income	$2,513	$2,771	$2,681	$2,013	$523
Less:
Participated securities share of undistributed earnings	-	-	-	-	-
Net income available to common stockholders	$2,513	$2,771	$2,681	$2,013	$523
Weighted average number of common shares - basic	10,994,467	9,792,032	8,851,446	7,348,992	7,280,183
Weighted average number of common shares - diluted	11,450,552	10,360,301	9,306,029	7,543,606	7,566,344
Basic earnings per common share	$0.23	$0.28	$0.30	$0.27	$0.07
Diluted earnings per common share	$0.22	$0.27	$0.29	$0.27	$0.07
Basic and diluted earnings per share - Non-GAAP basis:
Net income	$2,513	$2,771	$2,681	$2,013	$523
Pre-tax adjustments:
Noninterest expense
Merger related expenses	1,447	270	-	-	-
Taxes:
Tax effect of adjustments	(149)	(55)	-	-	-
Adjusted net income	$3,811	$2,986	$2,681	$2,013	$523
Weighted average number of common shares - basic	10,994,467	9,792,032	8,851,446	7,348,992	7,280,183
Weighted average number of common shares - diluted	11,450,552	10,360,301	9,306,029	7,543,606	7,566,344
Basic earnings per common share - Non-GAAP basis	$0.35	$0.30	$0.30	$0.27	$0.07
Diluted earnings per common share - Non-GAAP basis	$0.33	$0.29	$0.29	$0.27	$0.07

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures - Net Interest Margin on a Fully Taxable Equivalent Basis
(Unaudited)

	As of or for the Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
	(Dollars in thousands, except per share data)
Net interest margin - GAAP basis:
Net interest income	$13,862	$11,690	$11,082	$10,381	$10,057
Average interst-earning assets	1,199,125	1,007,492	982,504	953,749	948,456
Net interest margin	4.59%	4.60%	4.52%	4.41%	4.21%
Net interest margin - Non-GAAP basis:
Net interest income	$13,862	$11,690	$11,082	$10,381	$10,057
Plus:
Impact of fully taxable equivalent adjustment	114	113	114	116	233
Net interest income on a fully taxable equivalent basis	$13,976	$11,803	$11,196	$10,497	$10,290
Average interst-earning assets	1,199,125	1,007,492	982,504	953,749	948,456
Net interest margin on a fully taxable equivalent basis - Non-GAAP basis	4.62%	4.65%	4.57%	4.46%	4.30%

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures - Tangible Book Value Per Share
(Unaudited)

	As of
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
	(Dollars in thousands, except per share data)
Total stockholders' equity	$198,796	$150,893	$147,986	$102,979	$99,139
Less:
Goodwill and other intangible assets	27,923	7,444	7,620	7,796	7,971
Tangible stockholders' equity	$170,873	$143,449	$140,366	$95,183	$91,168
Shares outstanding	12,103,753	9,812,481	9,786,611	7,486,611	7,280,183
Book value per share	$16.42	$15.38	$15.12	$13.76	$13.62
Less:
Goodwill and other intangible assets per share	2.30	0.76	0.78	1.05	1.10
Tangible book value per share	$14.12	$14.62	$14.34	$12.71	$12.52

SPIRIT OF TEXAS BANCSHARES, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures - Tangible Equity to Tangible Assets
(Unaudited)

	As of
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
	(Dollars in thousands)
Total stockholders' equity to total assets - GAAP basis:
Total stockholders' equity (numerator)	$198,796	$150,893	$147,986	$102,979	$99,139
Total assets (denominator)	1,467,969	1,102,211	1,076,676	1,039,478	1,030,298
Total stockholders' equity to total assets	13.54%	13.69%	13.74%	9.91%	9.62%
Tangible equity to tangible assets - Non-GAAP basis:
Tangible equity:
Total stockholders' equity	$198,796	$150,893	$147,986	$102,979	$99,139
Less:
Goodwill and other intangible assets	27,923	7,444	7,620	7,796	7,971
Total tangible common equity (numerator)	$170,873	$143,449	$140,366	$95,183	$91,168
Tangible assets:
Total assets	1,467,969	1,102,211	1,076,676	1,039,478	1,030,298
Less:
Goodwill and other intangible assets	27,923	7,444	7,620	7,796	7,971
Total tangible assets (denominator)	$1,440,046	$1,094,767	$1,069,056	$1,031,682	$1,022,327

Tangible equity to tangible assets	11.87%	13.10%	13.13%	9.23%	8.92%

Contacts:	Dennard Lascar Investor Relations Ken Dennard / Natalie Hairston (713) 529-6600 STXB@dennardlascar.com